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                                                                    Exhibit a(4)


                             ARTICLES SUPPLEMENTARY
                                       OF
          CREDIT SUISSE WARBURG PINCUS MAJOR FOREIGN MARKETS FUND, INC.

                  CREDIT SUISSE WARBURG PINCUS MAJOR FOREIGN MARKETS FUND, INC. (the "Corporation"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:

                  FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), has adopted resolutions:

                  1. Authorizing the issuance of an additional Three Billion (3,000,000,000) shares of Common Stock, with an aggregate par value of Three Million Dollars ($3,000,000).

                  2. Classifying One Billion (1,000,000,000) Shares of such additional authorized but unissued shares as Class A Shares, One Billion (1,000,000,000) of such shares as Class B Shares, and One Billion
(1,000,000,000) of such shares as Class C Shares.

                  SECOND: Each Class A Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

                  (i) Class A Shares will share equally with Common Stock other than Class A Shares ("Non-Class A Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class A Shares with the liabilities and expenses of the Corporation, except that Class A Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class A Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class A Shares are sold;

                  (ii) Only Class A Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class A Shares, except that if said matter also affects Non-Class A Shares, Non-Class A Shares will also be entitled to vote, and in such case Class A Shares will be

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                           voted in the aggregate together with such Non-Class A
                           Shares and not by series except where otherwise required by law. Class A Shares will not be entitled to vote on any matter that does not affect Class A Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class A Shares;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation (the "Corporation's Registration Statement"), certain Class A Shares may be converted automatically into Non-Class A Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

                  THIRD: Each Class B Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

                  (i) Class B Shares will share equally with Common Stock other than Class B Shares ("Non-Class B Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Corporation, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class B Shares are sold;

                  (ii) Only Class B Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class B Shares, except that if said matter also affects Non-Class B Shares, Non-Class B Shares will also be entitled to vote, and in such case Class B Shares will be


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                           voted in the aggregate together with such Non-Class B
                           Shares and not by series except where otherwise required by law. Class B Shares will not be entitled to vote on any matter that does not affect Class B Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class B Shares;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, certain Class B Shares may be converted automatically into Non-Class B Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

                  FOURTH: Each Class C Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:

                  (i) Class C Shares will share equally with Common Stock other than Class C Shares ("Non-Class C Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class C Shares with the liabilities and expenses of the Corporation, except that Class C Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class C shares are sold;

                  (ii) Only Class C Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class C Shares, except that if said matter also affects Non-Class C Shares, Non-Class C Shares will also be entitled to vote, and in such case Class C Shares will be voted in the aggregate together with such Non-Class C Shares and


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
                           not by series except where otherwise required by law. Class C Shares will not be entitled to vote on any matter that does not affect Class C Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares;

                  (iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and

                  (iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement, certain Class C Shares may be converted automatically into Non-Class C Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.

                  FIFTH: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in ARTICLE V of the Corporation's charter.


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                  IN WITNESS WHEREOF, the undersigned have executed these
Articles Supplementary on behalf of Credit Suisse Warburg Pincus Major Foreign Markets Fund, Inc., and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated: October 25, 2001                   CREDIT SUISSE WARBURG PINCUS
                                          MAJOR FOREIGN MARKETS FUND, INC.

                                          By: /S/ HAL LIEBES
                                              ----------------------------------
                                             Name:  Hal Liebes
                                             Title: Vice President and Secretary

ATTEST:

/S/ GREGORY BRESSLER
------------------------------
Name:  Gregory Bressler
Title: Assistant Secretary



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